Exhibit 10.49

AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AMENDMENT, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of January 3, 2011, by and among Pacific Office Properties Trust, Inc., a Maryland corporation (“POPT”), Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with POPT, the “Company”), and James R. Wolford (the “Executive”).

RECITALS

A. Pacific Office Management, Inc., a Delaware corporation (“POMI”), POPT and the Executive previously entered into that certain Employment Agreement dated as of April, 2010 (the “Employment Agreement”).

B. POPT proposes to undertake an underwritten, registered public offering of its common stock, par value $0.0001 per share, pursuant to a Registration Statement on Form S-11 (File No. 333-169729) filed with the Securities and Exchange Commission on October 4, 2010 (the “Offering”).

C. A majority of the independent directors of POPT have previously determined that, upon the consummation of the Offering, it shall become an internally-advised real estate investment trust and directly hire employees to manage the day-to-day operations of POPT and the Operating Partnership.

D. On the date hereof, POPT, the Operating Partnership and POMI have entered into that certain Amended and Restated Advisory Agreement Termination Agreement, which provides for the termination upon the consummation of the Offering of the Amended and Restated Advisory Agreement, dated as of March 3, 2009, as amended on September 25, 2009, November 1, 2010 and December 7, 2010 (as so amended, the “Advisory Agreement”).

E. The date of the consummation of the Offering shall accordingly constitute the Internal Management Date (as such term is defined in the Employment Agreement).

F. In accordance with the terms of the Employment Agreement, on the Internal Management Date, the term “Company,” as used in the Employment Agreement, shall mean POPT, and all references in the Employment Agreement to the “Company” shall be references to POPT.

G. Pursuant to Section 11(a) of the Employment Agreement, the “Company” (as such term is defined in the Employment Agreement) may assign any of its rights and obligations under the Employment Agreement to an Affiliate of the “Company.”

H. In connection with such internalization, POPT desires to assign to the Operating Partnership, and the Operating Partnership desires to assume from POPT, in each case as of the Internal Management Date, all of POPT’s rights and obligations under the Employment Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, the parties hereto agree as follows:

1. Assignment. Effective as set forth in Section 3, POPT hereby conveys, assigns, transfers and sets over to the Operating Partnership, all of POPT’s rights and obligations under the Employment Agreement.

2. Assumption. Effective as set forth in Section 3, the Operating Partnership hereby assumes, and agrees to perform and to indemnify, defend and hold harmless POPT from and against, all of POPT’s obligations under the Employment Agreement.

3. Effective Time. The assignment and assumption described above shall, in each case, become effective as of the Internal Management Date (such time of effectiveness, the “Effective Time”)

4. Employment. Following the Effective Time, the Executive shall be employed as the Chief Financial Officer of the Operating Partnership, reporting to the Operating Partnership’s Chief Executive Officer, and is appointed as Chief Financial Officer of POPT, reporting to POPT’s Chief Executive Officer and the Board of Directors of POPT, including its Audit Committee.

5. Employment Agreement References. Each of the Executive and the Operating Partnership hereby acknowledges and agrees that, from and after the Effective Time, except as the context otherwise requires, (i) the term “Company,” as used in the Employment Agreement, shall mean the Operating Partnership, and all references in the Employment Agreement to the “Company” shall be references to the Operating Partnership and (ii) the term “subsidiaries,” as used in the Employment Agreement, shall mean POPT, any subsidiaries of POPT (other than the Operating Partnership) and all references in the Employment Agreement to the “subsidiaries of the Company” shall be references to POPT and any subsidiaries of POPT (other than the Operating Partnership).

6. Entire Agreement; Amendment. This Agreement and the Employment Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended or modified in any respect unless agreed to in writing by each of the parties hereto.

7. Incorporation of Employment Agreement Provisions. Any provisions of the Employment Agreement necessary or convenient to interpret or enforce this Agreement, including without limitation the provisions relating to mandatory arbitration are hereby incorporated as if originally a part hereof.

8. Specific Amendments to Employment Agreement. The Employment Agreement is hereby amended in the following particulars:

a. All references to “Change of Control” shall be to “Change in Control.”

b. Section 1(h) shall be deleted in its entirety and replaced with the following:

“(h) The term “Pro Rata Bonus” means a payment equal to the most recently paid Annual Performance Cash Bonus pro rated on a per diem basis (the number of days employed during the applicable calendar year divided by 365).”

c. The last paragraph of Section 7(a) shall be deleted in its entirety and replaced with the following:

“Except as may be provided by Section 21(b), if applicable, the Severance Payment and Pro Rata Bonus provided herein, shall be paid in a single lump sum on the sixtieth (60th) day following the Date of Termination provided that the Executive executes, and does not revoke, a release and waiver, in the form attached hereto as Exhibit A (the “Release”) prior to such sixtieth (60th) day. If the Release has not become irrevocable on or before such sixtieth (60th) day, the Executive shall forfeit any right to the Severance Payment and the benefits set forth in subparagraphs (ii) and (iii) above. If the Executive should die after amounts become payable under this Section 7(a), such amounts shall thereafter be paid to the Executive’s estate.”

d. Section 7(c) shall be deleted in its entirety and replaced with the following:

“(c) Voluntary Termination. The Executive may terminate his employment voluntarily at any time by a notice pursuant to Section 9 of this Agreement. In the event that the Executive voluntarily terminates his employment other than pursuant to a Resignation for Good Reason or Change in Control Event (“Voluntary Termination”), the Company shall only be obligated to the Executive for the amount of any unpaid Accrued Compensation, awarded, but unpaid, Performance Cash Bonuses for previously completed Performance Periods, and the Company shall have no further obligation to the Executive under this Agreement.”

e. The second sentence of Section 9 shall be deleted in its entirety.

f. The fourth sentence of Section 16 shall deleted in its entirety and replaced with the following:

“Neither the Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties, except by the Company to the extent such disclosures are required pursuant to the securities laws, if applicable, or as otherwise required by law.”

g. The following sentence shall be added at the end of Section 16:

“Nothing in this Agreement shall be construed as precluding Executive from filing a claim for workers’ compensation or unemployment compensation benefits.”

h. In Section 22, the phrase “POP Entities” shall be replaced with the phrase “POPT and/or any of its subsidiaries or affiliates.”

9. Termination. In the event that the Internal Management Date does not occur on or prior to February 28, 2011, then this Agreement shall automatically terminate on February 28, 2011 and shall thereafter be of no further force or effect.

10. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

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IN WITNESS WHEREOF, the parties hereto have entered into this Assignment and Assumption Agreement on the date first written above.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:	/s/ James R. Ingebritsen
Name: James R. Ingebritsen
Title: President and Chief Executive Officer

PACIFIC OFFICE PROPERTIES, L.P.

By:	PACIFIC OFFICE PROPERTIES TRUST, INC., its general partner

	By:	/s/ Matthew J. Root
Name: Matthew J. Root
Title: Chief Investment Officer

/s/ James R. Wolford
James R. Wolford

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